Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statement No. 333-130766 of Infinity Energy Resources, Inc. (the “Company”) on Form S-3, of our report dated March 3, 2006 relating to the consolidated financial statements of the Company, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ Ehrhardt Keefe Steiner & Hottman PC

March 8, 2006
Denver, Colorado